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                                                                     EXHIBIT 5.1

                        [LATHAM & WATKINS LLP LETTERHEAD]

                                 August 18, 2005

Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California 92121

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      In connection with the registration by Leap Wireless International, Inc., a Delaware corporation (the "Company"), of 800,000 shares of common stock of the Company, par value $0.0001 per share (the "Shares"), issuable under The Leap Wireless International, Inc. Employee Stock Purchase Plan (the "Plan") under the Securities Act of 1933, as amended (the "Act"), on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 18, 2005 (the "Registration Statement"), you have requested our opinion set forth below.

      In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner contemplated by the Plan. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Subject to the foregoing, it is our opinion that, as of the date hereof, assuming approval of the Plan by the requisite vote of the Company's stockholders at the annual meeting of the Company's stockholders to be held on September 15, 2005, upon issuance, delivery and payment for the Shares in the manner contemplated by the Plan, the Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                         Very truly yours,

                                         /s/ LATHAM & WATKINS LLP